Exhibit 99.1

Fathom Holdings Appoints Highly Experienced Technology Industry
Expert Adam Rothstein to Board of Directors

Cary, NC, March 17, 2025 – Fathom Holdings Inc. (Nasdaq: FTHM) ("Fathom"; or the "Company"), a national, technology-driven, end-to-end real estate services platform integrating residential brokerage, mortgage, title, and SaaS offerings for brokerages and agents, has appointed highly-experienced technology industry expert Adam Rothstein to its Board of Directors. Mr. Rothstein will serve on the Company’s Audit Committee, Nominating and Corporate Governance Committee, and its newly formed Strategy Committee.

Mr. Rothstein, age 53, is a venture investor specializing in tech, media, entertainment and medical technology. He is a Co-Founder and General Partner of Disruptive Technology Partners, an Israeli technology-focused, early-stage investment fund, along with Disruptive Growth, a collection of late-stage investment vehicles focused on Israeli technology, as well as the Disruptive Technologies Opportunity Fund. Mr. Rothstein is also the Managing Member and Founder of two active venture vehicles: 1007 Mountain Drive Partners and 890 5th Avenue Partners and is a venture partner at ReMY Investors & Consultants, LLC. Currently, he holds board positions at numerous companies including Buzzfeed, Inc. (NASDAQ: BZFD), Reservoir Media, Inc. (NASDAQ: RSVR), Roth CH Acquisition Co., (USCTF), CoreMap Inc., Summit Series, LLC and is the majority owner of the Spanish Football Team, CE Sabadell FC. Some of his past investor and/or Director positions include Jackpocket, Inc., VGW Holdings Ltd., IronSource Ltd. and Powder Mountain’s holding company.

“We are excited to welcome Adam to Fathom’s Board of Directors,” said Marco Fregenal, CEO of Fathom Holdings. “Adam’s extensive experience in technology, venture investing, and corporate strategy brings invaluable insight as we continue to scale our operations and enhance our technology-driven real estate platform. His leadership and expertise will be instrumental in advancing our long-term growth initiatives, strengthening our strategic vision, and driving greater value for our agents, clients, and shareholders.”

With over 25 years of investment experience, Mr. Rothstein holds Board of Directors positions in several early and mid-stage technology and media companies both in the United States and in Israel, as well as remaining an Advisory Board Member Emeritus of the Leeds School of Business at the University of Colorado Boulder. Mr. Rothstein graduated summa cum laude with a Bachelor of Science in Economics from the Wharton School of Business at the University of Pennsylvania and has a Master of Philosophy (MPhil) in Finance from the University of Cambridge.

About Fathom Holdings Inc.

Fathom Holdings Inc. is a national, technology-driven real estate services platform integrating residential brokerage, mortgage, title, and SaaS offerings to brokerages and agents by leveraging its proprietary cloud-based software, intelliAgent. The Company's brands include Fathom Realty, Encompass Lending, intelliAgent, LiveBy, Real Results, and Verus Title. For more information, visit www.FathomInc.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains "forward-looking statements" that involve risks and uncertainties which we expect will or may occur in the future and may impact our business, financial condition and results of operations. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including risks associated with general economic conditions, including rising interest rates; risks associated with the Company’s Bitcoin strategy, including to volatility; its ability to generate positive operational cash flow; risks associated with the Company's ability to continue achieving significant growth; its ability to continue its growth trajectory while achieving profitability over time; risks related to ongoing and future litigation; and other risks as set forth in the Risk Factors section of the Company's most recent Form 10-K as filed with the SEC and supplemented from time to time in other Company filings made with the SEC, including the Company’s Current Report on Form 8-K filed on or around January 23, 2025. Copies of Fathom's Form 10-K and other SEC filings are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release except as required by law.

Investor Contact:

Dave Gentry, CEO

RedChip Companies, Inc.

1-407-644-4256

FTHM@redchip.com